                                                                     EXHIBIT 4.1

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                  RELIANT ENERGY TRANSITION BOND COMPANY LLC











                       Effective as of November 10, 1999
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                               TABLE OF CONTENTS
                                                                            Page
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ARTICLE I

  DEFINITIONS...............................................................   1

ARTICLE II

  FORMATION OF THE COMPANY..................................................   2
  2.1   Formation...........................................................   2
  2.2   Name................................................................   3
  2.3   Place of Business...................................................   3
  2.4   Registered Office and Registered Agent..............................   3
  2.5   Term................................................................   3
  2.6   Purpose of the Company..............................................   3

ARTICLE III

  INITIAL MEMBER............................................................   3

ARTICLE IV

  CAPITAL OF THE COMPANY....................................................   3
  4.1   Common Shares and Initial Contributions.............................   3
  4.2   Additional Contributions............................................   4
  4.3   Additional Issuances of Common Shares...............................   4
  4.4   Record of Contributions.............................................   4
  4.5   No Fractional Common Shares.........................................   4
  4.6   Interest............................................................   4
  4.7   Loans from Members..................................................   5
  4.8   Withdrawal or Reduction of Members' Capital Contributions...........   5
  4.9   Loans to Company....................................................   5
  4.10  Borrowing...........................................................   5
  4.11  No Further Obligation...............................................   5

ARTICLE V

  RIGHTS AND OBLIGATIONS OF MEMBERS.........................................   5
  5.1   Limitation of Members' Responsibility, Liability....................   5
  5.2   Return of Distributions.............................................   6
  5.3   Priority and Return of Capital......................................   6

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ARTICLE VI

  MEETINGS OF MEMBERS; AMENDMENTS...........................................   6
  6.1   Meetings............................................................   6
  6.2   Place of Meetings...................................................   6
  6.3   Notice of Meetings..................................................   6
  6.4   Meeting of All Members..............................................   6
  6.5   Record Date.........................................................   6
  6.6   Quorum..............................................................   6
  6.7   Manner of Acting....................................................   7
  6.8   Proxies.............................................................   7
  6.9   Action by Members Without a Meeting.................................   7
  6.10  Waiver of Notice....................................................   7
  6.11  Special Prohibitions and Limitations................................   7
  6.12  Amendments to be Adopted Solely by the Managers.....................   8
  6.13  Amendments..........................................................   8

ARTICLE VII

  RIGHTS AND DUTIES OF MANAGERS.............................................   9
  7.1   Management..........................................................   9
  7.2   Number and Qualifications...........................................   9
  7.3   Powers of the Managers..............................................   9
  7.4   Initial Manager.....................................................   9
  7.5   Place of Meetings...................................................   9
  7.6   Meetings of Managers................................................   9
  7.7   Quorum..............................................................   9
  7.8   Attendance and Waiver of Notice.....................................  10
  7.9   Action by Managers Without a Meeting................................  10
  7.10  Compensation of Managers............................................  10
  7.11  Committees..........................................................  10
  7.12  Liability of Managers...............................................  10
  7.13  Officers............................................................  11

ARTICLE VIII

  INDEMNIFICATION...........................................................  11
  8.1   Indemnification.....................................................  11
  8.2   Power to Indemnify in Actions, Suits or Proceedings Other Than
          Those by or in the Right of the Company...........................  11
  8.3   Power to Indemnify in Actions, Suits or Proceedings by or in the
          Right of the Company..............................................  12
  8.4   Good Faith Defined..................................................  12

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  8.5   Advancement or Reimbursement of Expenses............................  12
  8.6   Nonexclusivity and Survival of Indemnification......................  13
  8.7   Insurance...........................................................  13
  8.8   Interested Party Transactions.......................................  13

ARTICLE IX

  ISSUANCE OF CERTIFICATES..................................................  14
  9.1   Issuance of Certificates............................................  14
  9.2   Lost, Stolen or Destroyed Certificates..............................  14
  9.3   Registered Owners...................................................  14

ARTICLE X

  ALLOCATIONS AND DISTRIBUTIONS.............................................  15
  10.1  Allocations.........................................................  15
  10.2  Distributions.......................................................  15

ARTICLE XI

  ACCOUNTING PERIOD, RECORDS AND REPORTS....................................  15
  11.1  Accounting Period...................................................  15
  11.2  Records, Audits and Reports.........................................  15
  11.3  Inspection..........................................................  15

ARTICLE XII

  TAX MATTERS...............................................................  15
  12.1  Tax Returns and Elections...........................................  15
  12.2  State, Local or Foreign Income Taxes................................  15
  12.3  Assignments and Issuance of Additional Common Shares................  16

ARTICLE XIII

  RESTRICTIONS ON TRANSFERABILITY; ADMISSION OF SUBSTITUTE MEMBERS..........  16
  13.1  Generally...........................................................  16
  13.2  Restriction on Transfer.............................................  16
  13.3  Substituted Members.................................................  16

ARTICLE XIV

  DISSOLUTION AND TERMINATION...............................................  17

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  14.1  Dissolution.........................................................  17
  14.2  Effect of Dissolution...............................................  17
  14.3  Winding Up, Liquidating and Distribution of Assets..................  17
  14.4  Certificate of Cancellation.........................................  18
  14.5  Return of Contribution Non-recourse to Other Members................  18

ARTICLE XV

  MISCELLANEOUS PROVISIONS..................................................  18
  15.1  Notices.............................................................  18
  15.2  Books of Account and Records........................................  19
  15.3  Application of Delaware Law.........................................  19
  15.4  Waiver of Action for Partition......................................  19
  15.5  Execution of Additional Instruments.................................  19
  15.6  Headings............................................................  19
  15.7  Waivers.............................................................  19
  15.8  Rights and Remedies Cumulative......................................  19
  15.9  Severability........................................................  19
  15.10 Heirs, Successors and Assigns.......................................  20
  15.11 Creditors...........................................................  20
  15.12 Counterparts........................................................  20

                      LIMITED LIABILITY COMPANY AGREEMENT

          This Limited Liability Company Agreement (this "Agreement") is made and executed to be effective as of November 10, 1999, by Reliant Energy, Incorporated, a Texas corporation.

          WHEREAS, a certificate of formation of Reliant Energy Transition Bond Company LLC (the "Company"), has been filed with the Secretary of State of the State of Delaware; and

          WHEREAS, it is desired that the orderly management of the affairs of the Company be provided for;

          NOW, THEREFORE, it is agreed as follows:


                                   ARTICLE I

                                  DEFINITIONS

          The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

          "Additional Member" shall mean any Person admitted to the Company as an Additional Member pursuant to Section 4.3 of this Agreement.

          "Affiliate," with respect to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agreement" shall mean this Agreement as originally executed and as it may be amended from time to time hereafter.

          "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made. "Initial Capital Contribution" shall mean the initial Capital Contribution by a Member pursuant to Section 4.1(b) of this Agreement.

          "Capital Percentage" shall mean a Member's ownership interest in the Company expressed as a percentage of the total Common Shares issued and outstanding.

          "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with and endorsed by the Secretary of State of the State of Delaware, as such certificate may be amended from time to time hereafter.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

          "Common Share" shall mean an undivided portion of all of the rights, duties, obligations and ownership interests in the Company.

          "Delaware Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time hereafter.

          "Entity" shall mean any foreign or domestic general partnership, limited partnership, limited liability company, corporation, joint enterprise, trust, business trust, employee benefit plan, cooperative or association.

          "Fiscal Year" shall mean the Company's fiscal year, which shall be determined by the Managers in accordance with Section 706(b) of the Code.

          "Manager" shall mean any of the managers of the Company duly appointed or elected to serve in such capacity under Delaware law and this Agreement.

          "Member" shall mean each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become an Additional Member pursuant to Section 4.3 or a Substituted Member pursuant to Section 13.3; but shall not include any Member that ceases to be a Member.

          "Person" shall mean any individual or Entity, and any heir, executor, administrator, legal representative, successor or assign of such "Person" where the context so admits.

          "Requisite Interest" shall mean the Members holding more than 50% of the issued and outstanding Common Shares held by Members at any given time.

          "Substituted Member" shall mean any transferee or assignee of Common Shares that is admitted to the Company as a Member pursuant to Section 13.3.

                                  ARTICLE II

                           FORMATION OF THE COMPANY

          2.1 Formation. On November 10, 1999, the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act.

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          2.2  Name.  The name of the Company is Reliant Energy Transition Bond
Company LLC. If the Company shall conduct business in any jurisdiction other than the State of Delaware, it shall register the Company or its trade name with the appropriate authorities in such state in order to have the legal existence of the Company recognized.

          2.3 Place of Business. The Company may locate its places of business and registered office at any place or places as the Managers may from time to time deem advisable.

          2.4 Registered Office and Registered Agent. The Company's registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company.

          2.5 Term. The Company and this Agreement shall continue until the earliest of (a) such time as all of the Company's assets have been sold or otherwise disposed of, (b) such time as the Company's existence has been terminated as otherwise provided herein or in the Delaware Act, or (c) 30 years from the date hereof.

          2.6 Purpose of the Company. The purpose of the Company shall be to do any or all things that may lawfully be done by a limited liability company pursuant to the Delaware Act. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the Certificate of Formation and this Agreement.


                                  ARTICLE III

                                INITIAL MEMBER

          The name and place of business of the initial Member (the "Initial Member") is as follows:

          Reliant Energy, Incorporated
          1111 Louisiana
          Houston, Texas  77002

                                  ARTICLE IV

                            CAPITAL OF THE COMPANY

           4.1 Common Shares and Initial Contributions.

               (a) A class of equity interests denominated the "Common Shares" is hereby designated as the sole class of equity interests of the Company. Each issued and outstanding

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Common Share shall at any time represent that undivided portion of all of the rights, duties, obligations and ownership interests in the Company in proportion to the total number of Common Shares outstanding at such time.

               (b) The Company will issue to the Initial Member 1,000 Common Shares upon payment of $1,000 to the Company from the Initial Member, which shall be deemed to be the "Initial Capital Contribution" of the Initial Member. Upon receipt of the Initial Capital Contribution and issuance of said 1,000 Common Shares, such Common Shares shall be validly issued and outstanding, fully paid and nonassessable.

          4.2 Additional Contributions. No Member shall be required to make additional Capital Contributions unless, and except on such terms as, the Managers and Members unanimously agree.

           4.3 Additional Issuances of Common Shares

               (a) In the event of any additional Capital Contributions, and in order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other purpose, the Company is authorized to issue Common Shares from time to time to Members or to other Persons, subject to the approval of the Requisite Interest. The Company may assume liabilities in connection with any such issuance. The Managers shall determine the consideration and terms and conditions with respect to any such issuance of Common Shares. The Managers shall do all things necessary to comply with the Delaware Act and are authorized and directed to do all things they deem to be necessary or advisable in connection with any such issuance, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

               (b) Upon (i) the execution and delivery to the Company of this Agreement, as it may be amended, by any Person who is issued any Common Shares,
(ii) receipt by the Company of any Capital Contribution required of such Person made in connection with the issuance of Common Shares, (iii) consent by all other Members to such Person being admitted as an Additional Member and (iv) any other action required by Delaware law, such Person shall be admitted as an Additional Member of the Company.

          4.4 Record of Contributions. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and designation and statement of the value of any other property contributed by each Member to the Company.

          4.5 No Fractional Common Shares. No fractional Common Shares shall be issued by the Company unless otherwise determined by the Managers; instead, each fractional Common Share shall be rounded to the nearest whole Common Share.

           4.6 Interest. No interest shall be paid by the Company on Capital Contributions.

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          4.7 Loans from Members.  Loans by a Member to the Company shall not be considered Capital Contributions.

          4.8 Withdrawal or Reduction of Members' Capital Contributions.

               (a) A Member shall not be entitled to withdraw any part of his Capital Contribution or to receive any distribution from the Company, except as otherwise provided in this Agreement.

               (b) A Member shall not receive out of the Company's property any part of his Capital Contributions until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

               (c) A Member, irrespective of the nature of his Capital Contribution, has only the right to demand and receive cash in return for his Capital Contribution.

          4.9 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

          4.10 Borrowing. In the event that the Company, in order to discharge costs, expenses or indebtedness, requires funds in excess of the funds provided by Capital Contributions of the Members and by revenues, the Managers shall be authorized, at any time and from time to time, to cause the Company to borrow additional funds, as shall in the judgment of the Managers be sufficient for such purposes and upon such terms as the Managers may deem advisable.

          4.11 No Further Obligation. Except as expressly provided for in or contemplated by this Article IV, no Member shall have any obligation to provide funds to the Company, whether by Capital Contributions, loans, return of monies received pursuant to the terms of this Agreement or otherwise.

                                   ARTICLE V

                       RIGHTS AND OBLIGATIONS OF MEMBERS

          5.1 Limitation of Members' Responsibility, Liability. The Members shall not perform any act on behalf of the Company, incur any expense, obligation or indebtedness of any nature on behalf of the Company, or in any manner participate in the management of the Company or receive or be credited with any amounts, except as specifically contemplated hereunder. The Members shall not be personally liable for any amount in excess of their respective Capital Contributions, and shall not be liable for any of the debts or losses of the Company, except to the extent that a liability of the Company is founded upon or results from an unauthorized act or activity of such Member. In addition, each Member's liability shall be limited as set forth in the Delaware Act and other applicable law hereafter in effect.

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          5.2  Return of Distributions.  In accordance with Section 18-607 of the Delaware Act, a Member will be obligated to return any distribution from the Company only as provided by applicable law.

          5.3 Priority and Return of Capital. Except as may be provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.


                                  ARTICLE VI

                        MEETINGS OF MEMBERS; AMENDMENTS

          6.1 Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or group of Members holding, in the aggregate, 25% or more of the Capital Percentage.

          6.2 Place of Meetings. The Members may designate any place as the place of meeting for any meeting of the Members. If no designation is made, the meeting shall be held at the principal offices of the Company.

          6.3 Notice of Meetings. Except as provided in Section 6.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective Member that has been supplied by such Member to the Manager and identified as such Member's facsimile number.

          6.4 Meeting of All Members. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

          6.5 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, the Managers may set a record date. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

          6.6 Quorum. Members holding at least a majority of Common Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Members.

In the absence of a quorum at any such meeting, Members holding a majority of such Common Shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

          At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding that number of Common Shares whose absence would cause less than a quorum.

          6.7 Manner of Acting. If a quorum is present, the affirmative vote of the Requisite Interest on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Delaware Act, by the Certificate of Formation or by this Agreement.

          6.8 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          6.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members entitled to vote thereon holding not less than the number of Common Shares required to approve such action and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote thereon holding not less than the number of Common Shares required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

          6.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

          6.11 Special Prohibitions and Limitations. Without the prior approval of the Requisite Interest, the Company shall not (i) sell, exchange or otherwise dispose of all or substantially all of the assets of the Company outside the ordinary course of business of the Company (provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Company and shall not apply to any forced sale of any or all of the assets of the Company pursuant to the foreclosure of (or in lieu of foreclosure), or other realization upon, any such encumbrance), (ii) merge, consolidate or combine with any other Person, or (iii) issue additional Common Shares.

          6.12 Amendments to be Adopted Solely by the Managers. The Managers, without the consent at the time of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

               (a) a change in the name of the Company or the location of the principal place of business of the Company;

               (b) the admission, substitution or withdrawal of Members in accordance with this Agreement;

               (c) a change that is necessary or advisable in the opinion of the Managers to qualify the Company as a company in which members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;

               (d) a change that (i) in the sole discretion of the Managers does not adversely affect the Members in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute or (iii) is required or contemplated by this Agreement;

               (e) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Company or the Members pursuant to the requirements of Delaware law if the provisions of Delaware law are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 6.2(e) shall be applicable only if such changes are not materially adverse to the Members;

               (f) a change that is necessary or desirable in connection with the issuance of Common Shares pursuant to Section 4.3; or

               (g) any other amendments similar to the foregoing.

          Each Member hereby appoints each Manager as its attorney-in-fact to execute any amendment permitted by this Section 6.12.

          6.13 Amendments. A proposed amendment to this Agreement (other than one permitted by Section 6.12) shall be effective upon its adoption by Members holding in excess of 80% of the issued and outstanding Common Shares at such time. The Company shall notify all Members upon final adoption or rejection of any proposed amendment to this Agreement.

                                  ARTICLE VII

                         RIGHTS AND DUTIES OF MANAGERS

          7.1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Delaware Act, the Certificate of Formation of the Company or this Agreement.

          7.2 Number and Qualifications. The number of Managers of the Company shall initially be one; but the number of Managers may be changed by unanimous agreement of the Members. Managers need not be residents of the State of Delaware or Members of the Company. The Managers, in their discretion, may elect a chairman of the Managers who shall preside at any meetings of the Managers.

          7.3  Powers of the Managers.  Without limiting the generality of
Section 7.1, the Managers shall have power and authority, acting in concert in accordance with this Agreement, to cause the Company to do and perform all acts as may be necessary or appropriate to the conduct of the Company's business.

          7.4 Initial Manager. The initial Manager shall be Marc Kilbride. The Members shall have the right to take action pursuant to a meeting of the Members or unanimous written consent of the Members to designate one or more Managers and to remove, replace or fill any vacancy occurring for any reason of any Manager.

          7.5 Place of Meetings. All meetings of the Managers of the Company or committees thereof may be held either within or without the State of Delaware. Any Manager may participate in a meeting by means of conference telephone or similar equipment, and participation by such means shall constitute presence in person at the meeting.

          7.6 Meetings of Managers. Meetings of the Managers may be called by any Manager on two days' notice to each Manager, either personally or by mail, telephone or telegram.

          7.7 Quorum. At all meetings of the Managers, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers, except as otherwise provided by law, Certificate of Formation or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          7.8 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

          7.9 Action by Managers Without a Meeting. Action required or permitted to be taken at a meeting of Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by a majority of the Managers and included in the Company minutes or records. Action taken under this Section is effective when a majority of the Managers have signed the consent, unless the consent specifies a different effective date. The record date for determining Managers entitled to take action without a meeting shall be the date the first Manager signs a written consent.

          7.10 Compensation of Managers. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time approved by the Members, provided that nothing contained in this Agreement shall preclude any Manager from serving the Company in any other capacity and receiving compensation for service. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Managers.

          7.11 Committees. The Managers may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in this Agreement and under the Delaware Act.

          7.12 Liability of Managers. A Manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a Manager of the Company. A Manager of the Company shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Delaware law as a result of the willful or grossly negligent act or omission of the Manager. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of Managers, then the liability of a Manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 7.12 by the Members of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

          7.13 Officers. The Managers of the Company may elect the officers of the Company, who shall hold offices specified by the Managers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers; and each officer of the Company shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected by the Managers may be removed at any time by the affirmative vote of the Managers. Any vacancy occurring in any office of the Company may be filled by the unanimous agreement of the Managers. The salaries of all officers of the Company shall be fixed by the Managers but must be approved by the Members.


                                 ARTICLE VIII

                                INDEMNIFICATION

          8.1 Indemnification. Each Person who at any time shall be, or shall have been, a Member, Manager or officer of the Company, or any Person who, while a Member, Manager, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Entity, shall be entitled to indemnification as and to the fullest extent permitted by the provisions of Delaware law or any successor statutory provisions, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which one to be indemnified may be entitled as a matter of law or under this Agreement, any other agreement, by vote of the Members or disinterested Managers or otherwise, both as to any action in an official capacity and as to action in another capacity while holding such office. Any repeal of this Section 8.1 shall be prospective only, and shall not adversely affect any right of indemnification existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification. Any Person entitled to indemnification in accordance with this Section 8.1 shall hereinafter be referred to as an "Indemnitee." If any provision or provisions of this Agreement relating to indemnification shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, including, without limitation, by allowing indemnification by vote of the Members or Managers or the disinterested minority thereof.

          8.2 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Without limiting the provisions of
Section 8.1, the Company may indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a Member or Manager or officer of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, employment or agent of an Entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee's conduct was unlawful.

          8.3 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Without limiting the provisions of Section 8.1, the Company may indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a Member or Manager or officer of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, employee or agent of an Entity against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.

          8.4  Good Faith Defined.  For purposes of any determination under this
Article VIII, a Person shall be deemed to have acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Person's conduct was unlawful, if such Person's action is based upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Members, Managers, officers, employees or committees of the Company or by any other Person as to matters the Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a Person may be deemed to have met the applicable standards of conduct set forth in the provisions of the Delaware Act, or in Section 8.2 or Section 8.3, as the case may be.

          8.5 Advancement or Reimbursement of Expenses. The Company may pay in advance or reimburse expenses actually or reasonably incurred or anticipated by an Indemnitee in connection with an appearance as a witness or other participation in a proceeding whether or not such Indemnitee is a named defendant or a respondent in the proceeding. To obtain reimbursement or an expense advance, the requesting Person shall submit to the Company a written request with such information as is reasonably available. If the expense advance is to be paid prior to final disposition of the proceeding, there shall be included a written statement of such Person's good faith belief that such indemnification is appropriate under the circumstances and, if such Person is not a Member or Manager, that such Person has met the necessary standard of conduct under Section 8.2 or Section 8.3 as applicable or otherwise has met any applicable standard of conduct under the Delaware Act and an undertaking to repay any amount paid if it is ultimately determined that those conduct requirements were not met. Upon receipt of the request, the Managers and Members (by unanimous agreement), shall determine whether such Person is entitled to such reimbursement or an expense advance. If the request is rejected, the Company shall notify such Person of the reason therefor. If, within sixty days of the Company's receipt of the request, the request for payment is not acted on, such Person shall have the right to an adjudication in any court of competent jurisdiction of such Person's entitlement to such indemnification or expense advance.

          8.6 Nonexclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which one seeking indemnification and advancement of expenses may be entitled under this Agreement, any other agreement, by vote of the disinterested Members or Managers or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office, it being the policy of the Company that, if the Managers and Members unanimously approve, indemnification specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act or otherwise.

          8.7 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of an Entity against any liability asserted against and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

          8.8 Interested Party Transactions. Without limiting the generality of any other provision hereof, the Company may (except as otherwise specifically provided for in this Agreement) enter into any contract, arrangement or transaction between the Company and one or more Members, Managers or officers, or between the Company and an Entity that is an Affiliate of one or more Members or officers or in which a Member, Manager or officer has an interest or serves as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary and such contract, arrangement or transaction shall not, because of such interest by or position of a Member, Manager or officer, be void or voidable nor impose on any such Person any burden or obligation to show the fairness of the contract, arrangement or transaction, but shall instead be accorded the same treatment as a contract, arrangement or understanding between the Company and an unrelated party.


                                  ARTICLE IX

                           ISSUANCE OF CERTIFICATES

          9.1 Issuance of Certificates. Upon the issuance of Common Shares, the Company shall issue one or more certificates representing such Common Shares (each a "Certificate") in the name of the Members owning such Common Shares. Upon the transfer of a Common Share, the Company shall issue replacement Certificates according to such procedures as the Company may reasonably establish.

          9.2 Lost, Stolen or Destroyed Certificates. The Company shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

               (a) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

               (b) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

               (c) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

               (d) satisfies any other reasonable requirements imposed by the Company.

When a Certificate has been lost, destroyed or stolen, and the Member fails to notify the Company within a reasonable time after he has notice of it, and a transfer of the Common Shares represented by the Certificate is registered before the Company receives such notification, the Member shall be precluded from making any claim against the Company for such transfer or for a new Certificate.

          9.3 Registered Owners. The Company shall be entitled to treat the registered owner of any Common Shares as the Person that owns such Common Shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Common Shares on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law.

                                   ARTICLE X

                         ALLOCATIONS AND DISTRIBUTIONS

          10.1 Allocations. Except as may otherwise be unanimously agreed by the Managers with the consent of the Members, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Capital Percentages.

          10.2 Distributions. From time to time the Managers by unanimous agreement may determine to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve, and if such an excess exists, cause the Company to distribute to the Members, in accordance with their Capital Percentages (or such other proportions as all of the Managers may agree, with the consent of the Members) an amount in cash equal to that excess.


                                  ARTICLE XI

                    ACCOUNTING PERIOD, RECORDS AND REPORTS

          11.1 Accounting Period. The Company's accounting period shall be the Fiscal Year.

          11.2 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

          11.3 Inspection. The books and records of the Company shall be maintained at the principal place of business of the Company and shall be open to inspection by the Members at all reasonable times during any business day.


                                  ARTICLE XII

                                  TAX MATTERS

          12.1 Tax Returns and Elections. The Managers or their designees shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns that the Managers or their designees deem necessary and are required to be filed by the Company. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members as promptly as practicable after filing.

          12.2 State, Local or Foreign Income Taxes. In the event state or foreign income taxes are applicable, any references to federal income taxes or to "income taxes" contained herein shall refer to federal, state, local and foreign income taxes. References to the Code or Treasury

Regulations shall be deemed to refer to corresponding provisions that may become applicable under state, local or foreign income tax statutes and regulations.

          12.3 Assignments and Issuance of Additional Common Shares. The Company shall allocate taxable items attributable to a Common Share that is assigned or newly issued during a Fiscal Year between the assignor and the assignee of such Common Share or the existing Members and the new Members by closing the books of the Company as of the end of the day prior to the day in which such Common Shares are assigned or issued.


                                 ARTICLE XIII

                       RESTRICTIONS ON TRANSFERABILITY;
                        ADMISSION OF SUBSTITUTE MEMBERS

           13.1 Generally.

                (a) All Common Shares at any time and from time to time outstanding shall be held subject to the conditions and restrictions set forth in this Article, which conditions and restrictions shall apply equally to the Members and their respective transferees (except as otherwise expressly stated), and each Member by executing this Agreement or by accepting a Certificate or other indicia of ownership therefor from the Company agrees with the Company and with each other Member to such conditions and restrictions. Without limiting the generality of the foregoing, the Company shall require as a condition to the transfer of record ownership of Common Shares that the transferee of such Common Shares execute and deliver this Agreement as evidence that such Common Shares are held subject to the terms, conditions and restrictions set forth herein.

                (b) The personal representative (or other successor-in-interest) of a deceased Member shall, subject to the provisions of this Article XIII, succeed to the deceased Member's interest in the Company. However, such personal representative (or other successor in interest) shall not be entitled to be admitted as a Member unless the conditions specified in this Article XIII are met.

          13.2 Restriction on Transfer. No Common Shares shall be sold, assigned, given, transferred, exchanged, devised, bequeathed, pledged or otherwise disposed of to any Person except in accordance with the terms of this Agreement. All Certificates shall contain conspicuous notation on such Certificate indicating that the transfer of such Common Shares is subject to the terms and restrictions of this Agreement, and each Member consents to the placement of such legend on the Certificate or Certificates representing the Common Shares owned by such Member.

          13.3 Substituted Members. Any Person that acquires any Common Shares that is not already a Member shall not have the right to participate in the management of the business and affairs of the Company, to vote such Common Shares, or to become a Member of the Company unless the Members of the Company unanimously consent to such Person becoming a Member of the Company. If such Person is not admitted as a Member of the Company, such Person only is entitled to receive the share of profits, distributions, and allocations of income, gain, loss, deduction, credit, or similar item to which the Person would be entitled if such Person were a Member of the Company.


                                  ARTICLE XIV

                          DISSOLUTION AND TERMINATION

           14.1 Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

                (i) when the period fixed for the duration of the Company shall expire;

                (ii)  if the Members so agree in writing;

                (iii)  if the Requisite Interest votes to dissolve the Company;
     or

                (iv)   as otherwise provided under Delaware law.

          14.2 Effect of Dissolution. Upon the occurrence of any of the events specified in this Article effecting the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of cancellation has been issued by the Secretary of State of the State of Delaware or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

          14.3  Winding Up, Liquidating and Distribution of Assets.

                (a) Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

                (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets in kind to the Members), (2) allocate any income or loss resulting from such sales to the Members in accordance with this Agreement, (3) discharge all liabilities to creditors in the order of priority as provided by law, (4) discharge all liabilities of the Members (other than liabilities to Members or for Capital Contributions to the extent unpaid in breach of an obligation to do so), including all costs relating to the dissolution, winding up and liquidation and distribution of assets, (5) establish such reserves as the Managers may determine to be reasonably necessary to provide for contingent liabilities of the Company, (6) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits and (7) distribute the remaining assets to the Members, either in cash or in kind, as determined by the Managers, pro rata according to the relative number of Common Shares held by each. If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Managers.

                (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company no Member shall have any obligation to make any contribution to the capital of the Company other than any Capital Contributions such Member agreed to make in accordance with this Agreement.

                (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                (e) The Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

          14.4 Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed in duplicate, and verified by the person signing the Certificate of Cancellation and filed with the Secretary of State of the State of Delaware, which Certificate shall set forth the information required by the Delaware Act.

          14.5 Return of Contribution Non-recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.


                                  ARTICLE XV

                           MISCELLANEOUS PROVISIONS

          15.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Agreement.

If mailed, any such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail with postage thereon prepaid, addressed and sent as aforesaid.

          15.2 Books of Account and Records. Proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company shall be kept or shall be caused to be kept by the Company. Such books and records shall be maintained as provided in Section 11.3. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

          15.3 Application of Delaware Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Delaware Act.

          15.4 Waiver of Action for Partition. Each Member irrevocably waives, during the term of the Company, any right that such Member may have to maintain any action for partition with respect to the property of the Company.

          15.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

          15.6 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          15.7 Waivers. No waiver of any right under this Agreement shall be effective unless evidenced in writing and executed by the Person entitled to the benefits thereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent another act or omission, which would have originally constituted a violation, from having the effect of an original violation.

          15.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights or remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          15.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          15.10 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

          15.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

          15.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


          EXECUTED to be effective as of the date first above written.


                              RELIANT ENERGY, INCORPORATED



                              By:   /s/ Marc Kilbride
                                   ---------------------------------
                                  Marc Kilbride
                                  Treasurer